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Board of Directors
Classic Bancshares, Inc.
344 Seventeenth Street
Ashland, KY  41101-7628

Members of the Board:

   We consent to the incorporation by reference in this Registration Statement on Form S-8 of Classic Bancshares, Inc. (the "Company") of our report on the financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997.





                             /s/ SMITH, GOOLSBY, ARTIS & REAMS, P.S.C.


Ashland, Kentucky
December 29, 1997